                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 1996

                               TELXON CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                      0-11402                  74-1666060
---------------------------           ----------               -------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)         Identification No.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
-------------------------------------------------------------------------------
                    (Address of principal executive offices)

         Issuer's telephone number, including area code: (330) 664-1000
                                                         ---------------

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Item 2.  Acquisition or Disposition of Assets.

        On December 31, 1996, Itronix Corporation ("Itronix" or the "Seller") of Spokane, Washington, a wholly owned subsidiary of Telxon Corporation (the "Registrant", and together with the Seller, the "Company"), sold substantially all of its assets and all of its associated business (the "Asset Sale") to IAQ Corporation, a wholly owned subsidiary of Dynatech Corporation of Burlington, Massachusetts (together, the "Buyer"). Itronix, acquired by the Registrant in 1993, designed, developed, manufactured and marketed ruggedized, portable microcomputers designed for mobile, telecommunications workers and field service technicians, including its XC-6000 ruggedized notebook computer (the "Business"). The Asset Sale was made under the terms of an Asset Purchase Agreement dated as of December 28, 1996 (the "Agreement"), a copy of which is included as Exhibit 2 to this Current Report on Form 8-K. As more particularly described in the Agreement, the assets sold to the Buyer included, among other items and subject to certain limited exclusions, all trade receivables, inventories, machinery and equipment, patents, trademarks, customer and supplier agreements, leases, licenses, and customer goodwill generated by or used in the Business.

        In consideration for the assets, the Buyer paid a cash purchase price of $65.5 million (in part representing the repayment of intercompany loans between the Registrant and Itronix) and assumed certain specified liabilities. This aggregate consideration was determined through arm's-length negotiations between the Company and the Buyer. The cash purchase price is subject to possible adjustment based upon an audit of the Itronix balance sheet as of the December 31, 1996, closing date, and the Buyer is entitled to customary indemnification from the Company with respect to the liabilities retained by the Seller and, through March 31, 1998, to the Company's representations, warranties and covenants in the Agreement, all as more fully set forth in the Agreement, to which reference should be made.

        As contemplated by the Agreement, the Company and the Buyer have entered into a mutual reseller agreement in order to provide each party with continued access to the other's products for their respective customers following the Asset Sale. Other than resales of Buyer products which it may make under such reseller agreement, the Company is precluded under the terms of the Agreement from competing with the Buyer in the manufacture and sale of Ruggedized Notebook Computers (as defined in the Agreement) for a period of five years after the closing.

        Other than the transactions contemplated by the Agreement, the Registrant is not aware of any material relationship between the Buyer and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

        Following the Asset Sale, the Registrant's selling subsidiary changed its name to TLXITX Corporation, and the Buyer's acquiring subsidiary changed its name to Itronix Corporation.

        The unaudited pro forma condensed financial statements included in this Current Report on Form 8-K as listed under Item 7(b) below are presented for informational purposes only with respect to the pro forma financial effects, as determined in accordance with the financial reporting rules of the Securities and Exchange Commission (the "Commission"), of the Asset Sale. Such financial statements do not purport to be indicative of the financial position which would have actually existed, or the results of operations which would have actually been attained, if the Asset Sale had occurred in the periods indicated. Nor do such financial statements purport to be indicative of the financial position or results of operations which may exist or be attained in the future; for a discussion of the risks and other important factors which may affect the Company's future business, operating results and financial and other condition, including, but not limited to, the possible effects of a disposition of a subsidiary such as the Asset Sale, reference should be made to the discussion of such risks and other factors as included from time to time in the Registrant's filings with the Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (b)  Pro Forma Financial Information.

               The following unaudited pro forma financial information of the Registrant is attached as Appendix A to this Current Report on Form 8-K and by this reference incorporated herein:

               (i) Introduction;

               (ii) Pro Forma Condensed Balance Sheet (Unaudited) at September
                    30, 1996;

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              (iii) Pro Forma Condensed Statement of Operations (Unaudited) for
                    the year ended March 31, 1996;

               (iv) Pro Forma Condensed Statement of Operations (Unaudited) for
                    the six months ended September 30, 1996; and

                (v) Notes to Unaudited Pro Forma Condensed Financial Statements.

          (c)  Exhibit.

               2 Asset Purchase Agreement by and among Dynatech Corporation, IAQ Corporation, the Registrant and Itronix Corporation, a wholly owned subsidiary of the Registrant, dated as of December 28, 1996, filed herewith (in accordance with Item 601(b)(2) of Regulation S-K, this Exhibit includes in its table of contents a listing of the schedules omitted from the filing in accordance with said Item).


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


                                   APPENDIX A

                       Telxon Corporation and Subsidiaries

       Introduction to Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed balance sheet as of September 30, 1996, gives effect to: (i) the sale of substantially all of the Itronix assets to, and the assumption of certain specified Itronix liabilities by, the Buyer, as described in Note (A), and (ii) the related pro forma adjustments described in the Notes thereto. This balance sheet is presented as though the transaction occurred at September 30, 1996.

The following unaudited pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, give effect to: (i) the elimination of the results of operations of the Registrant's Itronix subsidiary, which was sold as described in Note (A), and
(ii) the related pro forma adjustments described in the Notes thereto. The pro forma statements of operations are presented as though the transaction occurred on April 1, 1995.

The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with the Notes thereto and with the historical consolidated financial statements of Telxon and the Notes thereto as included in the reports filed by the Registrant with the Commission from time to time.




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                       Telxon Corporation and Subsidiaries
                  Pro Forma Condensed Balance Sheet (Unaudited)
                               September 30, 1996
                                 (In thousands)

                                                                                          Pro Forma                   Pro Forma
ASSETS                                                  Telxon         Itronix (A)       Adjustments                   Results
                                                    ---------------- ----------------- ----------------             ---------------

Current assets:
     Cash..........................................   $    16,128      $        --       $    54,587   (B)           $     70,715
     Accounts receivable, net......................       112,015          (10,937)                                       101,078
     Notes and other accounts receivable...........         9,931              (13)                                         9,918
     Inventories...................................       106,870          (13,920)                                        92,950
     Prepaid expenses and other....................         9,540             (713)              (42)  (C)                  8,785
                                                      -----------      -----------       -----------                 ------------
              Total current assets.................       254,484          (25,583)           54,545                      283,446
Property and equipment, net........................        53,574           (4,006)                                        49,568
Intangible and other assets, net...................        38,377             (505)           (1,715)   (C)                36,157
                                                      -----------      -----------       -----------                 ------------
              Total................................   $   346,435         $(30,094)      $    52,830                 $    369,171
                                                      ===========      ===========       ===========                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Notes payable.................................   $    17,335      $        --       $        --                 $     17,335
     Current portion of long-term debt.............           384               --                --                          384
     Accounts payable..............................        33,717           (5,106)               --                       28,611
     Capital lease obligations due within
         one year..................................           811             (200)               --                          611
     Accrued liabilities...........................        29,575           (3,614)           12,793   (B)(C)              38,754
                                                      -----------      -----------       -----------                 ------------
              Total current liabilities............        81,822           (8,920)           12,793                       85,695
Capital lease obligations..........................         1,566             (327)               --                        1,239
Convertible subordinated debentures................       107,224               --                --                      107,224
Other long-term liabilities........................         3,599               --                --                        3,599
                                                      -----------      -----------       -----------                 ------------
              Total liabilities....................       194,211           (9,247)           12,793                      197,757
Stockholders' equity:
     Preferred stock...............................            --               --                --                           --
     Common stock..................................           162               --                --                          162
     Additional paid-in capital....................        86,444               --                --                       86,444
     Retained earnings.............................        68,548                             19,190   (B)(C)              87,738
     Equity adjustment for foreign currency
         translation...............................        (1,848)              --                --                       (1,848)
     Unearned compensation relating to restricted
         stock awards..............................          (470)              --                                           (470)
     Treasury stock................................          (612)              --                --                         (612)
                                                      -----------      -----------       -----------                 ------------
              Total stockholders' equity...........       152,224               --            19,190                      171,414
Commitments and contingencies......................           --                --                --                           --
                                                      -----------      -----------       -----------                 ------------
              Total................................   $   346,435      $    (9,247)      $    31,983                 $    369,171
                                                      ===========      ===========       ===========                 ============




See Accompanying Notes to Unaudited
Pro Forma Condensed Financial Statements.


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                       Telxon Corporation and Subsidiaries
             Pro Forma Condensed Statement of Operations (Unaudited)
                            Year Ended March 31, 1996
                    (In thousands, except per share amounts)

                                                                                                  Pro Forma          Pro Forma
                                                              Telxon           Itronix           Adjustments          Results
                                                          -------------    ---------------      --------------     --------------
Revenues:
     Product.......................................        $    417,725     $     (52,738)       $     (7,096) (D)  $     357,891
     Customer service..............................              68,744            (1,362)              --                 67,382
                                                           ------------     -------------        ------------       -------------
              Total revenues.......................             486,469           (54,100)             (7,096)            425,273

Cost of revenues:
     Product.......................................             249,120           (38,338)             (5,156) (D)        205,626
     Customer service..............................              39,016            (1,761)              --                 37,255
                                                           ------------     -------------        ------------       -------------
              Total cost of revenues...............             288,136           (40,099)             (5,156)            242,881
                                                           ------------     -------------        ------------       -------------
     Gross profit..................................             198,333           (14,001)             (1,940)            182,392

Operating expenses:
     Selling expenses..............................              82,207            (5,758)                 --              76,449
     Product development and engineering expenses..
                                                                 45,383            (4,376)                 --              41,007
     General and administrative expenses...........              39,415            (1,803)                 --              37,612
                                                           ------------     -------------        ------------       -------------
              Total operating expenses.............             167,005           (11,937)                 --             155,068
                                                           ------------     -------------        ------------       -------------
              Income from operations...............              31,328            (2,064)             (1,940)             27,324

Interest income....................................                 760                (4)                                    756
Interest expense...................................              (6,770)              119                                  (6,651)
Gain on sale of subsidiary  stock..................               1,116                --                  --               1,116
Other non-operating income.........................                 401                --                  --                 401
                                                           ------------     -------------        ------------       -------------
              Income before income taxes...........              26,835            (1,949)             (1,940)             22,946

Provision for income taxes.........................              10,314                --              (1,556) (E)          8,758
                                                           ------------     -------------        ------------       -------------
              Net income...........................        $     16,521     $      (1,949)       $       (384)      $      14,188
                                                           ============     =============        ============       =============
Earnings per common and common equivalent share:

              Net income per share.................        $       1.00                                             $         .86
                                                           ============                                             =============
Average number of common and common equivalent
    shares outstanding.............................              16,490                                                    16,490

See Accompanying Notes to Unaudited
Pro Forma Condensed Financial Statements.


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


                       Telxon Corporation and Subsidiaries
             Pro Forma Condensed Statement Of Operations (Unaudited)
                       Six Months Ended September 30, 1996
                    (In thousands, except per share amounts)

                                                                                                  Pro Forma           Pro Forma
                                                            Telxon             Itronix           Adjustments           Results
                                                        --------------       ------------        -----------        -------------
Revenues:
     Product.......................................       $  183,464        $    (29,280)        $  (14,369)   (D)   $   139,815
     Customer service..............................           37,233                (707)               --                36,526
                                                          ----------         -----------         ----------          -----------
              Total revenues.......................          220,697             (29,987)           (14,369)             176,341

Cost of revenues:
     Product........................................         128,270             (20,498)            (9,292)   (D)        98,480
     Customer service...............................          22,582              (1,494)               --                21,088
                                                          ----------         -----------         ----------          -----------
              Total cost of revenues................         150,852             (21,992)            (9,292)             119,568
                                                          ----------         -----------         ----------          -----------

     Gross profit...................................          69,845              (7,995)            (5,077)              56,773

Operating expenses:

     Selling expenses...............................          42,220              (3,986)               --                38,234
     Product development and engineering expenses...          21,204              (3,261)               --                17,943
     General and administrative expenses............          21,711              (1,367)               --                20,344
                                                          ----------         -----------         ----------          -----------
              Total operating expenses..............          85,135              (8,614)               --                76,521
                                                          ----------         -----------         ----------          -----------

              Loss from operations..................         (15,290)                619             (5,077)             (19,748)

Interest income.....................................             351                 (22)               --                   329
Interest expense....................................          (4,132)                 47                --                (4,085)
Other non-operating income..........................              73                  --                --                    73
                                                          ----------         -----------         ----------          -----------
              Loss before income taxes..............         (18,998)                644             (5,077)             (23,431)

Benefit for income taxes............................          (9,499)                 --             (1,773)   (E)       (11,272)
                                                          ----------         -----------         ----------          -----------
              Net loss..............................      $   (9,499)        $       644         $   (3,304)         $   (12,159)
                                                          ==========         ===========         ==========          ===========

Earnings per common and common equivalent share:

              Net loss per share....................      $     (.58)                                                $     (.75)
                                                          ==========                                                 ==========

Average number of common and common equivalent
     shares outstanding.............................          16,265                                                     16,265


See Accompanying Notes to Unaudited
Pro Forma Condensed Financial Statements.


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


Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Condensed Financial Statements
-----------------------------------------------------------

Basis of Presentation
---------------------
On December 31, 1996, substantially all of the assets of the Registrant's Itronix subsidiary, with a net book value of $32.3 million, were sold to the Buyer for $65.5 million in cash and the Buyer's assumption of $8.7 million of specified Itronix liabilities, subject to post closing balance sheet adjustments. The aggregate purchase price, as identified in the Asset Purchase Agreement, is to equal $65 million plus an adjustment based upon the excess of the (i) the closing allocated balance sheet at December 31, 1996, over (ii) the allocated balance sheet at June 30, 1996, plus $3 million.

The Telxon column in the pro forma condensed balance sheet at September 30, 1996, represents the consolidated financial position of Telxon and its subsidiaries, including Itronix, as of September 30, 1996. The Telxon column in the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, represents the consolidated results of operations of Telxon and its subsidiaries, including Itronix, for the full twelve and six month periods, respectively.

The Itronix column in the pro forma condensed balance sheet at September 30, 1996, reflects the Itronix assets sold to, and the certain specified Itronix liabilities assumed by, the Buyer as though the Asset Sale had occurred at September 30, 1996. The Itronix columns in the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, reflect the results of operations of Itronix, excluding any intercompany transactions, for the full twelve and six month periods, respectively.

Note (A)
--------
The sale of substantially all of the Itronix assets to, and the related assumption of certain specified Itronix liabilities by, the Buyer is reflected in the Itronix column of the pro forma condensed balance sheet as though the Asset Sale had occurred at September 30, 1996. Accordingly, the actual net book value of the assets sold to, and the actual book value of the liabilities assumed by, the Buyer at the actual closing date of December 31, 1996, differs from the sale of $30.1 million of assets to, and the assumption of $9.2 million of liabilities by, the Buyer presented in the Itronix column of the pro forma condensed balance sheet at September 30, 1996.

Note (B)
--------
The Pro Forma Adjustment column of the pro forma condensed balance sheet reflects an adjustment to record the estimated proceeds of $63.9 million in cash from the Buyer and the estimated gain of $20.2 million (net of estimated transaction expenses of $9.3 million and income taxes of $13.5 million) on the sale as though the Asset Sale had occurred at September 30, 1996. The $9.3 million of estimated transaction expenses has been recorded as a reduction of retained earnings and cash. The $13.5 million of income taxes was calculated on the gain after transaction expenses using combined federal and state statutory income tax rates of 40% and has been recorded as a reduction of retained earnings and an increase to accrued liabilities. The actual cash proceeds and net gain to be recorded as of the actual December 31, 1996, closing date will differ from the estimated pro forma cash proceeds and net gain assumed in the September 30, 1996, pro forma balance sheet. The ultimate use made by the Company of the proceeds from the Asset Sale may differ from the assumptions used herein.


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Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Condensed Financial Statements (Continued)
-----------------------------------------------------------------------

Note (C)
--------
The Pro Forma Adjustment column of the pro forma condensed balance sheet includes an adjustment to record a reduction of retained earnings for the write-off of $1.7 million of unamortized goodwill and $.1 million of other unamortized assets. These assets relate to the Registrant's purchase of Itronix in fiscal year 1993 and were included in the financial position of Itronix at September 30, 1996. This write-off has been recorded net of income taxes of $.7 million, which were calculated using combined federal and state statutory income tax rates of 40% and included as a reduction of accrued liabilities.

Note (D)
--------
The Pro Forma Adjustment columns of the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, include adjustments to record the elimination of $7.1 million and $14.4 million, respectively, of product revenue and $5.2 million and $9.3 million, respectively, of product costs associated with Itronix products sold by the Registrant and certain of its subsidiaries other than Itronix. These revenue and product cost amounts are included in Telxon's consolidated results of operations presented in the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996. The Company and the Buyer have entered into a mutual reseller agreement providing each with continued access to the other's products for their respective customers from and after the Asset Sale, but no pro forma adjustments to reflect such agreement could be reasonably estimated for inclusion in the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996.

Note (E)
--------
The Pro Forma Adjustment columns of the pro forma condensed statements of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, include adjustments to record the elimination of net incomes taxes of $1.6 million and $1.8 million, respectively, as a result of the elimination of net earnings of $3.9 million and $4.4 million, respectively, from Telxon's consolidated results of operations presented in the pro forma condensed statement of operations for the fiscal year ended March 31, 1996, and for the six months ended September 30, 1996, as described in Note (D). These income tax amounts were calculated using combined federal and state statutory income tax rates of 40%.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELXON CORPORATION

Date: January 15, 1997                     By: /s/ Kenneth W. Haver
                                              -----------------------------
                                              Kenneth W. Haver
                                              Senior Vice President and
                                                 Chief Financial Officer




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                                INDEX TO EXHIBITS

                       Telxon Corporation and Subsidiaries

                           Current Report on Form 8-K
                  (Earliest Event Reported: December 31, 1996)

     2 Asset Purchase Agreement by and among Dynatech Corporation, IAQ Corporation, the Registrant and Itronix Corporation, a wholly owned subsidiary of the Registrant, dated as of December 28, 1996, filed herewith.